                                                                    EXHIBIT 12.2

                      COLUMBIA/HCA HEALTHCARE CORPORATION
         SUPPLEMENTAL COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

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
                                                                              YEARS ENDED DECEMBER 31,
                                                                -----------------------------------------------------
                                                                  1993       1992       1991       1990       1989
                                                                ---------  ---------  ---------  ---------  ---------
Earnings:
  Income from continuing operations before minority interests
   and income taxes...........................................  $     978  $     543  $     551  $     641  $     611
  Fixed charges, exclusive of capitalized interest............        387        465        655        737        704
                                                                ---------  ---------  ---------  ---------  ---------
                                                                $   1,365  $   1,008  $   1,206  $   1,378  $   1,315
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Fixed charges:
  Interest charged to expense.................................  $     321  $     401  $     597  $     694  $     667
  One-third of rent expense and amortization of deferred loan
   costs (a)..................................................         66         64         58         43         37
                                                                ---------  ---------  ---------  ---------  ---------
  Fixed charges, exclusive of capitalized interest............        387        465        655        737        704
  Capitalized interest........................................         12         12          9          8         13
                                                                ---------  ---------  ---------  ---------  ---------
                                                                $     399  $     477  $     664  $     745  $     717
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges............................       3.42       2.11       1.82       1.85       1.83
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

- ------------------------
(a) One-third of rent expense is considered representative of the underlying interest.
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